UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2020

Town Sports International Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36803	20-0640002
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 US North Highway 1, Suite 201, Jupiter, Florida	33477
(Address of Principal Executive Offices)	(Zip Code)

399 Executive Boulevard, Elmsford, New York	10523
(Mailing address)	(Zip Code)

Registrant’s telephone number, including area code: (212) 246-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CLUB	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06	Material Impairments.

Since March 16, 2020, Town Sports International Holdings, Inc. (the “Company”) has been required to close nearly all of its clubs in order to maintain social distancing and align with the Federal guidance on minimizing the impact of COVID-19. Due to this and other factors, the Company has determined as of July 6, 2020 that it will be required to recognize a material impairment of the carrying values of the Company’s right of use assets, fixed assets and other long term assets including goodwill, which the Company expects to be in the range of $135 million to $155 million in the aggregate.

Item 7.01	Regulation FD Disclosure.

The Company is unable to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Report”) due to disruptions resulting from the unprecedented interruption in its business caused by the COVID-19 pandemic. The Company had availed itself of a valid extension of the original deadline to file the Report which rendered the report due on June 29, 2020. The Company also filed a Notification of Late Filing on Form 12b-25 which would allow the Company until July 6, 2020 to timely file the Report. However, despite substantial effort by the Company and its representatives to complete the Report, the Report is not complete and will not be timely filed.

In order to address COVID-19 disruptions and their effect on the Company, management is devoting significant time and attention to assessing the existing and future impact of COVID-19 and its related events on the Company’s operations, financial position and cash flows, and is developing operational and financial plans to address such matters.

The Company cannot reasonably estimate the severity of COVID-19 or the duration of the related orders that have closed its locations and directed the public to stay at home, but it currently anticipates a material adverse impact on its financial position, results of operations and cash flows during fiscal 2020. As such, the Company’s revenues, results of operations and cash flows have been materially adversely impacted, which raises substantial doubt about the Company’s ability to continue as a going concern.

To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in the “Risk Factors” sections of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, such as those risks relating to our high level of indebtedness, our need to generate sufficient cash flows to service our indebtedness and other liabilities, our ability to comply with the covenants contained in the agreements that govern our indebtedness, our ability to attract and retain members in a competitive marketplace during a time when consumer habits in personal fitness are changing rapidly, and our ability to maintain our relationships with our vendors and landlords.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Forward-Looking Statements

Certain statements in this Current Report regarding the Company’s future reporting intentions contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “could,” or the negative version of these words or other comparable words. Such statements are subject to various risks and uncertainties, many of which are outside our control, including, among others, the duration and severity of the COVID-19 pandemic, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or treat its impact, the potential negative impacts of COVID-19 on the economy in the United States and the impact of COVID-19 on the Company’s financial condition and business operations and other specific risk factors disclosed in our prior SEC filings. We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Registrant)

Date: July 6, 2020	By:	/s/ Patrick Walsh
Patrick Walsh
Chairman and Chief Executive Officer